UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2021
COMMISSION FILE NUMBER: 000-16509
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0755371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
11815 Alterra Pkwy, Suite 1500, Austin, TX 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number: (512) 837-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	CIA	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On May 5, 2021, Citizens, Inc. (the “Company”) entered into a Credit Agreement with Regions Bank (the “Lender” and such agreement, the “Credit Agreement”).

The Credit Agreement provides for a $20,000,000 senior secured revolving credit facility. The proceeds of the loan under the Credit Agreement may be used for working capital and general corporate purposes. Revolving loans may be requested by the Company in aggregate minimum principal amounts of $500,000 per loan and may be, at the Company’s election, either “Base Rate” loans or “Adjusted LIBOR” loans. Outstanding amounts under the Credit Agreement bear interest at a rate per annum equal to: (1) if a Base Rate loan, 1.75% plus a base rate (a fluctuating rate per annum) equal to the greatest of (a) the rate of interest publicly announced by the Lender as its “prime lending rate”, (b) the federal funds rate plus 0.50%, (c) the one-month LIBOR rate plus 1%, and (d) 0.75% (the “Base Rate”), or (2) if an Adjusted LIBOR loan, 2.75% plus an adjusted LIBOR rate (which may not be less than 0.75%). Interest on loans under the Credit Agreement bearing interest based upon the Base Rate is due on the last business day of each calendar quarter, and interest on loans bearing interest based upon the Adjusted LIBOR Rate is due on the last day of each relevant interest period or, if sooner, on the respective dates that fall every three months after the beginning of such interest period. The Company is required to pay the Lender a quarterly commitment fee based on the unused portion of the credit facility.

The Company may prepay advances under the Credit Agreement in whole or in part (with minimum prepayments of at least $500,000) at any time without penalty or premium. Amounts prepaid may be reborrowed. As of the closing date of the Credit Agreement, no loans were outstanding under the Credit Agreement. The Company will be required to make specified prepayments in the event outstanding borrowings under the Credit Agreement exceed the revolving commitment or the borrowing base. The Company may request a decrease to the revolving commitment in minimum aggregate amounts of $5,000,000. The Credit Agreement matures on May 5, 2024.

Obligations under the Credit Agreement are secured by substantially all of the assets of the Company other than the equity interests it owns in its regulated subsidiaries, real estate owned by the Company, and other limited exceptions. The Credit Agreement contains customary events of default and financial, affirmative and negative covenants, including but not limited to restrictions on indebtedness, liens, investments, asset dispositions and restricted payments, as well as (1) at a covenant requiring the Company’s liquidity to be at least 1.5 times the aggregate principal amount outstanding of all loan under the Credit Agreement; and (2) financial covenants requiring that, as of the last day of each fiscal quarter, commencing with the first quarter-end after the closing of the financing, (a) the Company maintain a consolidated leverage ratio of no more than 15%, (b) the Company’s consolidated net worth to be no less than the sum of (i) 75% of the consolidated net worth as of the closing of the financing, plus (ii) 50% of the consolidated net income of the Company and its subsidiaries earned during each fiscal quarter after the closing of the financing, plus (iii) any increase in shareholder equity as a result of an equity transaction.
The above summary of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the complete text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2021.

Item 2.02     Results of Operations and Financial Conditions

On May 5, 2021, Citizens, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the quarter ended March 31, 2021. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference to the extent responsive to Item 2.03.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2021, James A. Eliasberg, Vice President, Chief Legal Officer and Corporate Secretary of the Company, executed and delivered to the Company a Separation Agreement (as described below) notifying the Company that he intended to voluntarily resign from the Company. The Company agreed to the Separation Agreement, which became effective April 30, 2021. Sheryl Kinlaw, who has served as outside counsel to the Company, has been named as Interim Chief Legal Officer and Secretary.

In connection with Mr. Eliasberg’s resignation, the Company and Mr. Eliasberg entered into a Separation and Release Agreement (the “Separation Agreement”). Under the terms of the Separation Agreement, the Company agreed to (i) pay Mr. Eliasberg a severance payment of $181,736.77, less applicable federal, state and local taxes, (ii) reimburse Mr. Eliasberg for COBRA continuation payments under the Company’s group health plan for up to six (6) months after termination of his employment; and (iii) accelerate vesting of all of Mr. Eliasberg’s outstanding restricted stock units. Additionally, under the terms of the Separation Agreement, Mr. Eliasberg is entitled to his accrued and unpaid base salary through April 30, 2021 and any accrued but unused paid time off. As consideration for the foregoing, Mr. Eliasberg has agreed to a general release of all claims against the Company and its affiliates, including any claims or rights arising out of the Executive Change in Leadership Agreement executed by Mr. Eliasberg and the Company on April 13, 2020. The Separation Agreement also contains a provision that Mr. Eliasberg will provide reasonable information and cooperation with the Company after April 30, 2021 with respect to ongoing and future litigation and other legal disputes in which he provided services, legal counsel or factual information while still employed at the Company, at the rate of $200 per hour. The Separation Agreement contains customary confidentiality provisions and Mr. Eliasberg and the Company have also agreed to a mutual customary non-disparagement provision.

The above summary of the Separation Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the complete text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2021.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Citizens, Inc. press release, dated May 5, 2021

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Gerald W. Shields
Interim Chief Executive Officer and President
Date: May 5, 2021